Exhibit 99.1
Evoqua Water Technologies Closes Acquisition of Renal Business from STERIS

Pittsburgh, PA - Evoqua Water Technologies (NYSE: AQUA), an industry leader in mission-critical water treatment solutions, today announced the closing of the previously announced acquisition of the renal business historically operated by Mar Cor Purification and Cantel Medical, subsidiaries of STERIS Plc (NYSE: STE).

Mar Cor is a leading manufacturer and servicer of medical water, commercial and industrial solutions in North America. Headquartered in Plymouth, Minnesota, Mar Cor has 27 service and regeneration facilities in the United States and Canada. Mar Cor offers significant technical expertise in designing, building, and servicing high-purity water treatment systems to an installed base of approximately 5,500 sites.

The business is expected to generate annualized revenues of approximately $180 million and adjusted EBITDA of approximately $27 million before synergies. The addition of the business will expand Evoqua's service footprint in North America, furthering its reach into the healthcare vertical market.

"We are thrilled to officially welcome Mar Cor to the Evoqua family," said Ron Keating, Evoqua's Chief Executive Officer. "With the close of this transaction, Evoqua is well-positioned to expand our service footprint in North America to provide proven water solutions for the healthcare industry."

About Evoqua Water Technologies

Evoqua Water Technologies is a leading provider of mission-critical water and wastewater treatment solutions, offering a broad portfolio of products, services, and expertise to support industrial, municipal, and recreational customers who value water. Evoqua has worked to protect water, the environment, and its employees for more than 100 years, earning a reputation for quality, safety, and reliability around the world. Headquartered in Pittsburgh, Pennsylvania, the company operates in more than 150 locations across ten countries. Serving more than 38,000 customers and 200,000 installations worldwide, our employees are united by a common purpose: Transforming Water. Enriching Life.® To learn more, visit www.evoqua.com.

Advisors

BMO Capital Markets is serving as exclusive financial advisor to Evoqua, and Troutman Pepper Hamilton Sanders LLP is serving as legal counsel.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can generally identify forward-looking statements by our use of forward-looking terminology such as "anticipate," "believe," "expect," "goal," "intend," "may," or "will," or the negative thereof or other variations thereon or comparable terminology. All of these forward-looking statements are based on our current expectations, assumptions, estimates, and projections. While we believe these expectations, assumptions, estimates, and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors may cause our actual results, performance, or achievements to differ materially from any future results, performance, or achievements expressed or implied by these forward-looking statements, including, but not limited to, those risks and uncertainties discussed in our Annual Report on Form 10-K for the fiscal year ended September 30, 2021, and in other filings, we may make from time to time with the Securities and Exchange Commission. All statements other than statements of historical fact included herein are forward-looking statements, including, but not limited to, statements relating to the expected revenue and adjusted EBITDA to be generated by the acquired business and our ability to realize anticipated benefits

Exhibit 99.1
of the proposed transaction. Any forward-looking statements made herein speak only as of the date of this press release. Except as required by law, we do not undertake any obligation to update or revise or to publicly announce any update or revision to any of the forward-looking statements made herein, whether as a result of new information, future events, or otherwise after the date of this press release. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Non-GAAP Financial Measures

This press release contains a forward-looking projection of expected adjusted EBITDA of the acquired business on an annualized basis. Adjusted EBITDA is not calculated and presented in accordance with generally accepted accounting principles in the United States ("GAAP"). Adjusted EBITDA is defined as net income (loss) before interest expense, income tax benefit (expense), and depreciation and amortization, adjusted for the impact of certain other items, including restructuring and related business transformation costs, share-based compensation, transaction costs, and other gains, losses and expenses that we believe do not directly reflect our underlying business operations. Adjusted EBITDA is one of the primary metrics used by management to evaluate the financial performance of our business. We present adjusted EBITDA because we believe it is frequently used by analysts, investors, and other interested parties to evaluate and compare operating performance and value companies within our industry. Further, we believe it is helpful in highlighting trends in our operating results and provides greater clarity and comparability period over period to management and our investors regarding the operational impact of long-term strategic decisions relating to capital structure, the tax jurisdictions in which we operate, and capital investments. In addition, adjusted EBITDA highlights true business performance by removing the impact of certain items that management believes do not directly reflect our underlying operations and provides investors with greater visibility into the ongoing organic drivers of our business performance. The presentation of this non-GAAP measure is not meant to be considered in isolation or as a substitute for GAAP measures.

With respect to the forward-looking projection of expected adjusted EBITDA of the acquired business on an annualized basis set forth herein, we have not presented a quantitative reconciliation of this forward-looking non-GAAP financial measure to its most directly comparable GAAP financial measure, net income, because it is impractical to forecast certain items without unreasonable efforts due to the uncertainty and inherent difficulty of predicting the occurrence and financial impact of, and the periods in which, such items, including foreign exchange impact and certain expenses for which we adjust, may be recognized. For the same reasons, we are unable to address the probable significance of the unavailable information, which could be material to future results.

Contacts:
Evoqua Water Technologies

Media
Sarah Brown, 506-454-5495 (office)
sarah.brown@evoqua.com

Investors
Dan Brailer, 724-720-1605 (office)
412-977-2605 (mobile)
dan.brailer@evoqua.com